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________________________________________________________________________________
       As filed with the Securities and Exchange Commission on May 9, 2002

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  UNITRIN, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                          95-4255452
(State or other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                        Identification Number)

          One East Wacker Drive
           Chicago, Illinois                                   60601
 (Address of Principal Executive Offices)                   (Zip Code)

                      UNITRIN, INC. 2002 STOCK OPTION PLAN
                            (Full title of the Plan)

                               __________________

                               Scott Renwick, Esq.
               Senior Vice President, General Counsel & Secretary
                                  Unitrin, Inc.
                              One East Wacker Drive
                                Chicago, IL 60601
                     (Name and Address of Agent for Service)
                                 (312) 661-4600
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                               Proposed           Proposed
                                               maximum            maximum              Amount of
Title of securities     Amount to be      offering price per  aggregate offering     registration
 to be registered      registered (1)          unit (2)           price (2)             fee (2)
---------------------------------------------------------------------------------------------------
Common Stock,
$0.10 par value        5,000,000 shares         $41.295          $206,475,000           $18,995.70
===================================================================================================

(1) This Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Unitrin, Inc. 2002 Stock Option Plan.

(2) In accordance with Rule 457, calculated on the basis of the average of the high and low prices reported for a share of the Common Stock on the New York Stock Exchange on May 6, 2002.

________________________________________________________________________________

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                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    Plan Information*

ITEM 2.    Registrant Information and Employee Plan Annual Information*

           *   Information required by Part I of Form S-8 to be contained in the
           Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference

     The following documents filed by the registrant, Unitrin, Inc. ("Unitrin" or the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) Unitrin's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     (b) Unitrin's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

     (c)   Unitrin's Current Report on Form 8-K filed May 1, 2002;

     (d)   Unitrin's Current Report on Form 8-K filed May 7, 2002; and

     (e) The descriptions of Unitrin's common stock and the rights attached thereto which are contained in Unitrin's Registration Statement on Form 10, dated February 15, 1990, and in Unitrin's Registration Statement on Form 8-A, dated May 11, 2001, respectively, each filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a

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part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    Description of Securities

           Not applicable.

ITEM 5.    Interests of Named Experts and Counsel

     As of the date of the filing of this Registration Statement, Scott Renwick, whose opinion is filed as Exhibit 5 to this Registration Statement, is an employee and Senior Vice President, General Counsel and Secretary of Unitrin, is a participant in Unitrin's stock option plans under which he has been granted options to purchase 135,247 shares of Unitrin common stock, and is the beneficial owner of 15,143 of such shares.

     The consolidated balance sheets of Unitrin, Inc. and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, cash flows, and shareholders' equity and comprehensive income for each of the three years in the period ended December 31, 2001, and all the related financial statement schedules incorporated by reference in this Prospectus from Unitrin's Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by KPMG LLP ("KPMG"), independent auditors, as stated in their reports which are incorporated by reference herein. Such financial statements of Unitrin are included herein in reliance upon the reports of KPMG given upon its authority as an expert in accounting and auditing.

ITEM 6.    Indemnification of Directors and Officers

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in

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connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware (the "DGCL") also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The Certificate of Incorporation of the Company provides for a broad indemnification of the directors and officers of the Company and for advancement of litigation expenses to the fullest extent permitted by current Delaware law.

     The Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its shareholders, under certain circumstances, for monetary damages for breach of fiduciary duty as a director.

     The Company maintains a directors and officers liability insurance policy insuring the directors and officers of the Company and its subsidiaries in certain instances.

ITEM 7.    Exemption from Registration Claimed

           Not applicable.

ITEM 8.    Exhibits

4.1 Certificate of Incorporation of Unitrin (incorporated herein by reference to Exhibit 3.1 to Unitrin's registration statement on Form S-3 dated May 8, 2002).

4.2 Amended and Restated By-Laws of Unitrin (incorporated herein by reference to Exhibit 3.2 to Unitrin's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

4.3 Rights Agreement, dated as of August 3, 1994, as amended October 12, 2000, between Unitrin and First Union National Bank as Rights Agent (incorporated herein by reference to Exhibit 4.10 to Unitrin's registration statement on Form S-3 dated May 8, 2002).

 4.4 The Unitrin, Inc. 2002 Stock Option Plan (incorporated herein by reference to Exhibit A to the Proxy Statement for the Annual Meeting of Shareholders of Unitrin, Inc. held May 1, 2002).

 5       Opinion of Scott Renwick, Esq.

23.1     Consent of Scott Renwick, Esq. (included in Exhibit 5).

23.2     Consent of KPMG LLP.

24.1     Power of Attorney (included on signature page).

ITEM 9.        Undertakings

     a.        Unitrin hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                 (iii) To include any material information with respect to the plan

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               of distribution not previously disclosed in the Registration
               Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 1, 2002.

                                 UNITRIN, INC.

                                 By: /s/ Richard C. Vie
                                     ------------------
                                     Richard C. Vie
                                     Chairman of the Board and
                                     Chief Executive Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Draut and Scott Renwick or either of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 1, 2002.

     Signature                                          Title
     ---------                                          -----

/s/ Richard C. Vie                            Chairman of the Board, Chief
------------------                            Executive Officer and Director
Richard C. Vie

/s/ Donald G. Southwell                       President, Chief Operating
-----------------------                       Officer and Director
Donald G. Southwell

/s/ Eric J. Draut                             Executive Vice President,
-----------------                             Chief Financial Officer and
Eric J. Draut                                 Director (principal financial
                                              officer)

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/s/ Richard Roeske                               Vice President and Chief
------------------                               Accounting Officer (principal
Richard Roeske                                   accounting officer)

/s/ James E. Annable                             Director
--------------------
James E. Annable

/s/ Douglas G. Geoga                             Director
--------------------
Douglas G. Geoga

/s/ Reuben L. Hedlund                            Director
---------------------
Reuben L. Hedlund

/s/ Jerrold V. Jerome                            Director
---------------------
Jerrold V. Jerome

/s/ William E. Johnston, Jr.                     Director
----------------------------
William E. Johnston, Jr.

/s/ Fayez S. Sarofim                             Director
--------------------
Fayez S. Sarofim

/s/ Ann E. Ziegler                               Director
------------------
Ann E. Ziegler